UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 25, 2004 Date of report (Date of earliest event reported):

PETER KIEWIT SONS’, INC. (Exact name of Registrant as specified in its Charter)

Delaware	000-23943	91-1842817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of Principal Executive Offices)	(Zip Code)

(402) 342-2052 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 25, 2004, Kenneth E. Stinson resigned as Chief Executive Officer of Peter Kiewit Sons’, Inc. (the “Company”). Mr. Stinson remains as Chairman of the Board of Directors of the Company.

Effective December 25, 2004, Bruce E. Grewcock was appointed as the Chief Executive Officer of the Company. Mr. Grewcock, age 50, has been President of the Company since December 2000, was the Chief Operating Officer of the Company from December 2000 until December 2004 and was an Executive Vice President of the Company from August 1997 to December 2000. Mr. Grewcock has been a director of the Company since August 1997 and is a member of the Executive Committee of the Board of Directors of the Company. Mr. Grewcock is the son of William L. Grewcock, a director of the Company. Mr. Grewcock is also a director of Kiewit Employees Diversified Investment Fund L.P., a registered investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PETER KIEWIT SONS’, INC.
By: /s/ Tobin A. Schropp
Date: December 27, 2004	Tobin A. Schropp, Senior Vice President